                                                                    EXHIBIT 7(d)
================================================================================



                                WARRANT AGREEMENT


                                     between


                                  PRIMEDIA INC.

                                       and

                               LIBERTY PRIME, INC.





                           Dated as of April 19, 2000


================================================================================

      This WARRANT AGREEMENT (the "Agreement") is entered into as of April 19,
                                   ---------
2000, between PRIMEDIA INC., a Delaware corporation (the "Company"), and LIBERTY
                                                          -------
PRIME, INC., a Delaware corporation ("Purchaser").
                                      ---------
      WHEREAS, pursuant to the Stock Purchase Agreement, dated as of March 29, 2000, among the Company, Liberty Media Corporation, a Delaware corporation ("Liberty Media"), and Liberty Digital, Inc., a Delaware corporation and a
  -------------
majority owned subsidiary of Liberty Media (the "Stock Purchase Agreement"), the
                                                 ------------------------
Company has authorized the sale and issuance to Liberty Media or its designee of warrants to purchase initially up to 1,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company on the terms and subject to
                      ------------
the conditions set forth herein.

      WHEREAS, in accordance with the terms and conditions of the Stock Purchase Agreement, Liberty Media has designated Purchaser as its designee to acquire the Warrants.

      WHEREAS, Purchaser desires to acquire the Warrants on the terms and conditions set forth in the Stock Purchase Agreement and herein.

      NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1.

                                  Defined Terms

      SECTION 1.1 Definitions. Capitalized terms used and not defined herein
                  -----------
shall have the meanings assigned to them in the Stock Purchase Agreement. As used herein, the following terms shall have the following meanings:

      "Affiliate" means, with respect to any Person, any other Person that
       ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

      "Board" means the Board of Directors of the Company.
       -----

      "Business Day" means any day that is not a Saturday, a Sunday or other day
       ------------
on which banks are required or authorized by law to be closed in The City of New York.

      "control" (including the terms "controlled by" and "under common control
       -------                        -------------       --------------------
with"), with respect to the relationship between or among two or more Persons,
----
means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.
       ------------

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                                                                               2



      "Exercise Price" means, at any date herein, the price at which a share of
       --------------
Common Stock may be purchased pursuant to this Warrant on such date. On the date of original issuance of this Warrant, the Exercise Price is $25.00 per share of Common Stock.

      "Expiration Date" means the third anniversary of the Purchase Closing
       ---------------
Date.

      "Group" shall have the meaning assigned to it in Section 13(d)(3) of the
       -----
Exchange Act.

      "Holder" means the duly registered holder of this Warrant under the terms
       ------
hereof.

      "Independent Investment Banking Firm" means an investment banking firm of
       -----------------------------------
nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged.

      "Majority Holders" shall mean the Holders of Warrants exercisable for in
       ----------------
excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all of the Warrants then outstanding.

      "Market Value" means, (a) with respect to capital stock or other equity
       ------------
securities, the last reported sales price on the date of determination or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (i) on the principal national securities exchange on which the shares of such capital stock or other equity interest are listed or to which such shares are admitted for trading or
(ii) if such capital stock or other equity interest is not listed or admitted for trading on a national securities exchange, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. National Market System ("Nasdaq") or any comparable system, or (iii) if such capital stock or
         ------
other equity interest is not listed on Nasdaq or a comparable system, as furnished by two members of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time in good faith by the Board for that purpose.
  ----
In the absence of all of the foregoing, or if for any other reason the Market Value per share cannot be determined pursuant to the foregoing provisions or if the consideration to be received by the holders of Common Stock consists of evidences of indebtedness, other property, warrants, options or subscription of purchase rights, the Market Value shall be the fair market value thereof as determined by an Independent Investment Banking Firm selected by the Company and reasonably acceptable to the Majority Holders. Subject to Section 4.10, the Company shall bear the fees and expenses of any Independent Investment Banking Firm involved in the determination of Market Value.

      "Person" means any individual, corporation, limited liability company,
       ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

      "SEC" means the U.S. Securities and Exchange Commission.
       ---

                                                                               3
      "Securities Act" means the Securities Act of 1933, as amended.
       --------------

                                   ARTICLE 2.

                                     Grant
                                     -----
      SECTION 2.1 The Company hereby grants to Purchaser warrants (the "Warrants") which shall entitle the registered holder thereof to purchase from
 --------
the Company, in accordance with the terms hereof, initially up to 1,500,000 shares (the "Warrant Shares") of Common Stock, subject to adjustment as provided
             --------------
in Article 7, at the Exercise Price, subject to adjustment as provided in
Article 7, all subject to the terms and conditions set forth herein.

      SECTION 2.2 Warrant Certificates. The Warrants shall be evidenced by
                  --------------------
certificates issued pursuant to this Agreement (the "Warrant Certificates") in
                                                     --------------------
the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.


                                   ARTICLE 3.

                                 Exercise Terms
                                 --------------

      SECTION 3.1 Exercise Periods. At any time from and after the date of this
                  ----------------
Agreement and until 12:00 a.m., New York City time, on the Expiration Date, the Holder may exercise the Warrants, on any Business Day, for all or any part of the Warrant Shares.

      SECTION 3.2 Expiration. Each Warrant shall terminate and become void, and
                  ----------
all rights thereunder and all rights in respect thereof under this Agreement shall cease, as of the earlier of (i) 12:00 a.m., New York City time, on the Expiration Date and (ii) the time and date such Warrant is exercised.

      SECTION 3.3 Manner of Exercise. In order to exercise the Warrants, in
                  ------------------
whole or in part, the Holder shall deliver to the Company at its principal office at 745 Fifth Avenue, 23rd Floor, New York, NY 10151, or at the office or agency designated by the Company pursuant to Article 7, (i) a Warrant Certificate with the annexed Subscription Form duly executed and (ii) payment of the Exercise Price for the number of Warrant Shares in respect of which such Warrant(s) is then exercised. Payment of the Exercise Price shall be made in cash, by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. In the event that such a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares, deliver to such Holder a new Warrant Certificate evidencing the rights of such Holder to purchase the remaining number of Warrant Shares, which new Warrant Certificate shall in all other respects be identical with the surrendered Warrant Certificate.

      SECTION 3.4 Issuance of Warrant Shares. Subject to Section 3.5, upon the
                  --------------------------
surrender of a Warrant Certificate and payment of the per share Exercise Price as set forth in Section 3.3, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, issue or cause there to be issued and deliver or cause to be delivered to the Holder (i) a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant Certificate or (ii) such other securities or property to which the Holder is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section
3.5 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the delivery of the Warrant Certificate (together with a duly executed Subscription Form) and payment of the Exercise Price.

      SECTION 3.5 Fractional Warrant Shares. The Company shall not be required
                  -------------------------
to issue fractional Warrant Shares on the exercise of the Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 3.5, be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Value for one Warrant Share on the Business Day immediately preceding the date such Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent. For purposes of determining the Market Value, if in accordance with such term, an Independent Investment Banking Firm would be required to be hired to determine the Market Value and but for this Section 3.5, an Independent Investment Banking Firm is not otherwise required to be retained to determine Market Value at such time, then Market Value shall be determined in good faith by the Board.

      SECTION 3.6 Reservation of Warrant Shares. (a) The Company shall at all
                  -----------------------------
times on and following the Purchase Closing Date keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise in full of all outstanding Warrants. The registrar for the Common Stock shall at all times on and following the Purchase Closing Date and until the Expiration Date, or the time at which all Warrants have been exercised or canceled, reserve such number of authorized shares as shall be required for such purpose. All Warrant Shares which may be issued upon exercise of the Warrants shall be duly and validly authorized, validly issued, fully paid, nonassessable, free of preemptive rights and free from all Encumbrances.

      (b) Before taking any action which would cause an adjustment pursuant to
Article 4 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

      SECTION 3.7 Compliance with Law. If any shares of Common Stock required to
                  -------------------
be reserved for purposes of exercise of the Warrants would require, under any federal or state law or applicable governing rule or regulation of any national securities exchange, Nasdaq or any comparable system, registration with or approval of any governmental authority, or listing on any such national securities exchange, Nasdaq or any comparable system before such shares may be issued upon exercise, the Company will use its reasonable best efforts to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, Nasdaq or any comparable system, at its expense.


                                   ARTICLE 4.

                              Adjustment Provisions
                              ---------------------

      SECTION 4.1 Changes in Common Stock. In the event that at any time or from
                  -----------------------
time to time after the date hereof, the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of its capital stock to all holders of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock (in each case, other than a transaction to which Section 4.4 is applicable), then the number of shares of Common Stock purchasable upon exercise of the Warrants immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, each Holder of the Warrants shall be entitled to receive the number of shares of Common Stock (and other shares of capital stock, if applicable) upon exercise that such Holder would have owned or have been entitled to receive had the Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock or other shares of capital stock, immediately prior to the record date therefor), and the Exercise Price shall be adjusted in inverse proportion. An adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of capital stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The adjustment contemplated by this Section 4.1 shall be made successively whenever any event listed above shall occur.

      SECTION 4.2 Cash Dividends and Certain Other Distributions. In case at any
                  ----------------------------------------------
time or from time to time after the date hereof, the Company shall distribute to all holders of Common Stock any dividend or other distribution of cash (other than ordinary cash dividends, but including extraordinary cash dividends), evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (i) and (ii), (x) any dividend or distribution described in Section 4.1 or, (y) any rights, options, warrants or securities described in Section 4.3), then (i) the number of shares of Common Stock purchasable upon the exercise of the Warrants shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to the record date for any such dividend or distribution by a fraction,
(A) the numerator of which shall be the Market Value per share of Common Stock on the record date for such distribution, and (B) the denominator of which shall be such Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock and (y) the fair value (the "Fair Value")
                                                                   ----------
(as determined in good faith by the Board, whose determination shall be evidenced by a board resolution) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities or other property and (ii) the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made successively whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an
              --------  -------
adjustment pursuant to this Section 4.2 (other than with respect to rights, warrants or other subscription rights that expire by their terms prior to the Expiration Date) if at the time of such distribution the Company sets aside for the benefit of the Holders of Warrants the same distribution as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are then exercisable.

      SECTION 4.3 Rights Issue. In the event that at any time or from time to
                  ------------
time after the date hereof, the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities convertible or exchangeable into, Common Stock to all holders of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or stock or securities convertible into Common Stock, whether or not immediately exercisable, convertible or exchangeable, as the case may be, and the subscription or purchase price per share of Common Stock or the price per share of Common Stock issuable upon exercise, conversion or exchange thereof is lower at the record date for such issuance than the then Market Value per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of the Warrants prior to the record date by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the maximum number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are convertible or exchangeable, and (B) the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which could be purchased at the Market Value with the aggregate consideration received through the issuance of such rights, warrants, options, or convertible securities. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the above fraction. Such adjustment shall be made successively whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities.

      If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities convertible or exchangeable into, Common Stock subject to this
Section 4.3, the consideration allocated to each such security shall be determined in good faith by a Board resolution.

      SECTION 4.4 Reorganization, Reclassification, Merger, Consolidation or
                  ----------------------------------------------------------
Disposition of Assets. In case the Company shall reorganize its capital,
---------------------
reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the surviving entity or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring Person, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person ("Other Property"), are to be received by
                                       --------------
or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring Person or of the Company, if it is the surviving entity, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which such Warrant is exercisable immediately prior to such event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and, in the case of a transaction in which non-electing holders receive more than two types of consideration, assuming that such holder received per share of Common Stock the kind and amount of shares of common stock of the successor or acquiring person and/or Other Property received by a plurality of the non-electing shares of Common Stock). In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring Person (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of the Warrants to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of shares of the common stock of the successor or acquiring person for which this Warrant is exercisable (in addition to any Other Property) which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 4 with respect to the Common Stock. For purposes of this Section 4.4 "common stock of the successor or acquiring Person" shall include stock of such Person of any class which is not preferred as to dividends or assets over any other class of stock of such Person and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
Section 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets.

      SECTION 4.5 Superseding Adjustment. Upon the expiration of any rights,
                  ----------------------
options, warrants or conversion or exchange privileges which resulted in any adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except
                      --------  -------
by reason of an intervening adjustment under Section 4.1) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustments to the number of Warrant Shares purchasable and the Exercise Price initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

      SECTION 4.6 Minimum Adjustment. The adjustments required by the preceding
                  ------------------
Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

      SECTION 4.7 Other Provisions Regarding Adjustments. In the event that at
                  --------------------------------------
any time, as a result of an adjustment made pursuant to Section 4.1 hereof, the Holder of a Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares of capital stock so receivable upon exercise of such Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Article 4 and the provisions contained elsewhere herein with respect to Common Stock shall apply on like terms to any such other shares.

      SECTION 4.8 Notice of Adjustment. Whenever the Exercise Price or the
                  --------------------
number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Holders a certificate of a firm of independent accountants (who may be the regular accountants employed by the Company) or the Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the Market Value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Common Stock purchasable upon exercise of the Warrants after giving effect to such adjustment.

      SECTION 4.9 Notice of Certain Transactions. In the event that the Company
                  ------------------------------
shall resolve or agree (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock, capital reorganization, merger, consolidation or disposition of all or substantially all of its assets, the Company shall within 5 days send to the Holders, a notice of such proposed action or offer, such notice to be mailed to the Holders, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible.


                                   ARTICLE 5.

                       Transfer, Division and Combination
                       ----------------------------------

      SECTION 5.1 Transfer. Subject to compliance with Section 5.5, transfer of the Warrants and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of the Warrants at the principal office of the Company referred to in Section 3.3 or the office or agency designated by the Company pursuant to Article 7, together with a written assignment of such Warrants substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 5.5, execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of the Warrants not so assigned, and the Warrant Certificate shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 5.5, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant Certificate issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligations under Section 5.5 and Article 9.

      SECTION 5.2 Division and Combination. Subject to Section 5.5, a Warrant
                  ------------------------
Certificate may be divided or combined with other Warrant Certificates upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 5.1 and with Section 5.5, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant Certificate or Warrants Certificates in exchange for the Warrant Certificate or Warrants Certificates to be divided or combined in accordance with such notice.

      SECTION 5.3 Expenses. The Company shall prepare, issue and deliver at its
                  --------
own expense (other than transfer taxes) the new Warrant Certificate or Warrant Certificates under this Article 5. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and of the Warrant Shares upon the exercise of the Warrants; provided, however, that the Company
                                          --------  -------
shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of such Warrant Certificate, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

      SECTION 5.4 Maintenance of Books. The Company agrees to maintain, at its
                  --------------------
aforesaid office or agency, books for the registration or transfer of the Warrants.

      SECTION 5.5 Restriction on Transfer. (a) The Warrants and the Warrant
                  -----------------------
Shares issuable upon exercise hereof are subject in all respects to the terms and conditions of the Stock Purchase Agreement. No transfer, sale, assignment, hypothecation or other disposition of the Warrants or the Warrant Shares issuable upon exercise hereof may be made except in accordance with the provisions of the Stock Purchase Agreement (it being understood that any transfer of Common Stock permitted under the provisions of the Stock Purchase Agreement shall be a permitted transfer with respect to the Warrants and the Warrant Shares). The Holder, by acceptance of a Warrant Certificate, agrees to the bound by the applicable provisions of the Stock Purchase Agreement and all applicable benefits of the Stock Purchase Agreement shall inure to such Holder.

      (b) Each Holder of the Warrants, by acceptance thereof, represents and acknowledges that the Warrants and the Warrant Shares which may be purchased upon exercise of a Warrant have not been registered under the Securities Act or under any state securities laws. Each Holder of the Warrants, by acceptance thereof, represents and acknowledges that such Holder (i) is acquiring the Warrants and the Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (ii) is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the SEC, (iii) acknowledges that the Warrants and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available and (iv) represents that by reason of its business or financial experience, such Holder has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Neither the Warrants nor the Warrant Shares may be transferred except (x) pursuant to an effective registration statement under the Securities Act, (y) pursuant to Rule 144 under the Securities Act if the transferor delivers a certificate, in form and substance reasonably satisfactory to the Company, that such transfer complies with the requirements of Rule 144, or (z) pursuant to any other available exemption from registration if such transferee makes the representations set forth in the preceding sentence in writing to the Company and, in the case of clause (z), with the delivery to the Company of an opinion of counsel reasonably satisfactory to the Company by counsel reasonably satisfactory to the Company stating that no registration is required under the Securities Act; provided, however, that such opinion of counsel shall not be required in connection with any transfer to a Subsidiary of Purchaser.

      (c) (i) Except as otherwise provided in this Section 5.5, each certificate for Warrant Shares initially issued upon the exercise of a Warrant, and each certificate for Warrant Shares issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSIONER, AND MAY NOT BE
         TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE
         OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR AN APPLICABLE EXEMPTION THEREFROM. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE STOCK PURCHASE AGREEMENT DATED AS OF MARCH 29, 2000,
         AMONG PRIMEDIA INC., LIBERTY MEDIA CORPORATION AND
         LIBERTY DIGITAL, INC., A COPY OF WHICH IS ON FILE WITH THE
         COMPANY."

      (ii) Except as otherwise provided in this Section 5.5, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

         NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSIONER, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS
         OF THIS WARRANT.

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE STOCK PURCHASE AGREEMENT DATED AS OF MARCH 29, 2000, AMONG PRIMEDIA INC, LIBERTY MEDIA CORPORATION AND LIBERTY DIGITAL, INC., A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR
         THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCK PURCHASE AGREEMENT. THE HOLDER OF THIS WARRANT AGREES
         TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCK
         PURCHASE AGREEMENT.

      (d) Notwithstanding the provisions of Section 5.5(b), (i) the Company shall deliver the Warrants or certificates for Warrant Shares without the first paragraph of the legend set forth in any such clause if the securities referred to in such clause shall have been registered under the Securities Act or if such legend is otherwise not required under the Securities Act, and if such legend has been set forth on any previously delivered certificates, such legend shall be removed from any certificates at the request of the Holder if the securities referred to in such clause have been registered under the Securities Act, or if such legend is not otherwise required under the Securities Act, and (ii) the Company shall deliver the Warrants or certificates for Warrant Shares without the second paragraph of the legend set forth in such clause if such legend is no longer required pursuant to the terms of the Stock Purchase Agreement.


                                   ARTICLE 6.

                               Loss or Mutilation
                               ------------------

      Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Warrant Certificate and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Purchaser shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant Certificate of like tenor to such Holder (without expense to the Holder); provided, in the case of mutilation, no indemnity shall be required if a Warrant Certificate in identifiable form is surrendered to the Company for cancellation.

                                   ARTICLE 7.

                              Office of the Company
                              ---------------------

      As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrant Certificates may be presented for exercise, registration of transfer, division or combination as provided certificates in this Agreement.


                                   ARTICLE 8.

                             Limitation of Liability
                             -----------------------

      No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


                                   ARTICLE 9.

                                  Miscellaneous
                                  -------------

      SECTION 9.1 Nonwaiver. No course of dealing or any delay or failure to
                  ---------
exercise any right hereunder on the part of the Holder hereof shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers or remedies.

      SECTION 9.2 Unexercised Warrants. Except as otherwise specifically
                  --------------------
required herein, holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions, (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders,
(iv) to receive notice of any other proceedings of the Company or (v) to exercise any other rights as stockholders of the Company.

      SECTION 9.3 Amendment. This Agreement, the Warrants and all the Warrant
                  ---------
Certificates may be amended with the written consent of the Company and the Majority Holders; provided, however, that no such Warrant may be amended to
                  --------  -------
reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the Exercise Price (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or any Subsidiary of the Company shall be disregarded and deemed not to be outstanding. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

      SECTION 9.4 Notices. Any notice or communication shall be in writing and
                  -------
delivered in person or mailed by first-class mail to the addresses set forth in the Stock Purchase Agreement with respect to the Company and the Holder on the date hereof and if to any subsequent Holder, at its last known address appearing on the books of the Company maintained for such purposes.

      The Company and any Holder by notice to the other may designate additional or different addresses for subsequent notices or communications.

      SECTION 9.5 Remedies. The Company and the Holder hereof each stipulates
                  --------
that the remedies at law of each party hereto in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      SECTION 9.6 Governing Law. The laws of the State of New York shall govern
                  -------------
this Agreement.

      SECTION 9.7 Successors. Subject to Section 5.5 hereof, this Agreement and
                  ----------
the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Holder hereof, and shall be enforceable by any such successors and assigns.

      SECTION 9.8 Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 9.9 Headings. The headings of the Articles and Sections of this
                  --------
Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

      SECTION 9.10 Severability. The provisions of this Agreement are severable,
                   ------------
and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.


                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first written above.


                                             PRIMEDIA INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             LIBERTY PRIME, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title: